BOND CONVERSION AGREEMENT

        THIS BOND CONVERSION AGREEMENT (the “Agreement”) is made as of the 7th day of January, 2002, by and among Derma Sciences, Inc., a Pennsylvania corporation with offices located at 214 Carnegie Center, Suite 100, Princeton, New Jersey (“Company”), and Galen Partners III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020, Galen Partners International III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020 and Galen Employee Fund III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020 (these latter individually, a “Bondholder” and collectively, the “Bondholders”).

        1.  Bond Conversion. The Bondholders hereby elect to convert as of the date hereof (the “Conversion Date”) the principal and accrued interest of those bonds of the Company denominated as series C convertible bonds originally due August 15, 2000 and series D convertible bonds originally due December 31, 2000 (collectively, the “Bonds”) pursuant to, and in accordance with, the Terms and Conditions of the Bonds and paragraphs 5, 6 and 7 of that certain Bond Amendment Agreement made by and between the parties hereto as of January 5, 2001. The principal and accrued interest owing to each of the Bondholders in respect of the Bonds as of the Conversion Date are set forth in the table below:

Principal and Accrued Interest
Series C and Series D Convertible Bonds

                           Series C     Series C     Series C     Series D      Series D     Series D
Bondholder                 Principal    Interest       Total      Principal     Interest      Total
----------                 ---------    --------       -----      ---------     --------      -----

Galen Partners III, L.P.  $22,839.00   $31,543.00   $54,382.00   $411,104.00   $78,268.00   $489,372.00

Galen Partners
 International III, L.P.   $2,067.00    $2,855.00    $4,922.00    $37,212.00    $7,085.00    $44,297.00

Galen Employee
 Fund III, L.P.               $94.00      $129.00      $223.00     $1,684.00      $320.00     $2,004.00

        2.  Reset Provisions. In the event, during the period from the date hereof through June 30, 2003 (the “Reset Period”), the Company either: (a) offers for sale, whether privately or publicly, shares of its common stock, $0.01 par value (“Common Stock”), at a price per share of less than $0.50; (b) offers for sale, whether privately or publicly, warrants to purchase Common Stock (“Warrants”) with a per share exercise price of less than $0.57; or (c) offers securities equivalent to, exchangeable for or convertible into Common Stock at a price per share of less than $0.50 or Warrants with a per share exercise price of less than $0.57, then, in such an event, the Company shall: (a) reset the Unit Purchase Price set forth in paragraph 2(c) of the Terms and Conditions of the Bonds, and amended by paragraph 6 of the Bond Amendment Agreement, from $0.50 to the lowest per share price for the Common Stock offered during the Reset Period; and (b) reset the per share exercise price of the series F warrants issued hereunder and pursuant to paragraph 7 of the Bond Amendment Agreement from $0.57 to the lowest per share exercise price for the Warrants offered during the Reset Period. Upon any such resetting of the Unit Purchase Price and/or exercise price of the series F warrants, the Company shall issue to the Bondholders such additional shares of Common Stock and/or amended warrant certificates as may be necessary to give effect to the foregoing.

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        IN WITNESS WHEREOF, the Bondholders and the Company have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

GALEN PARTNERS III, L.P.

By: Claudius, L.L.C.
Its General Partner

By:_______________________________________
Bruce F. Wesson
Senior Managing Member

GALEN PARTNERS INTERNATIONAL III, L.P.

By: Claudius, L.L.C.
Its General Partner

By:_______________________________________
Bruce F. Wesson
Senior Managing Member

GALEN EMPLOYEE FUND III, L.P.

By: Wesson Enterprises, Inc.
Its General Partner

By:_______________________________________
Bruce F. Wesson
President

DERMA SCIENCES, INC.

By:_______________________________________
John E. Yetter, CPA
Vice President and Chief Financial Officer

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